Exhibit 99.1


P&G Acquires The Gillette Company

Raises Long-Term Sales Growth Outlook

CINCINNATI, AND BOSTON, Jan. 28, 2005 -- The Procter & Gamble Company (NYSE: PG) announced it has signed a deal to acquire 100% of The Gillette Company (NYSE:
G). Gillette, founded in 1901 and headquartered in Boston, Mass., markets a number of category-leading consumer products such as Gillette(R) razors and blades including the Mach3(R) and Venus(R) brands, Duracell(R) CopperTop(R) batteries, Oral-B(R) manual and power toothbrushes, and Braun shavers and small appliances. The transaction is valued at approximately $57 billion (USD) making it the largest acquisition in P&G history.

Terms of the Deal

Under terms of the agreement, unanimously approved by the board of directors of both companies on January 27, P&G has agreed to issue 0.975 shares of its common stock for each share of Gillette common stock. Based on the closing share price of P&G and Gillette stock on January 27, 2005, this represents an 18% premium to Gillette shareholders.

P&G will acquire all of Gillette's business, including manufacturing, technical and other facilities. The transaction, which is subject to certain conditions including approval by Gillette's and P&G's shareholders and regulatory clearance, is expected to close in fall 2005.

In addition, P&G and its subsidiaries plan to buy back $18 to $22 billion of P&G's common stock during the next 12 to 18 months. Over time, this will essentially result in a total financial impact on the company as if the deal were structured with approximately 60% stock and 40% cash.

Unique Opportunity

"This combination of two best-in-class consumer products companies, at a time when they are both operating from a position of strength, is a unique opportunity," said A.G. Lafley, chairman, president and chief executive of Procter & Gamble. "Gillette and P&G have similar cultures and complementary core strengths in branding, innovation, scale and go-to-market capabilities, making it a terrific fit. We are pleased James M. Kilts, Gillette's chairman of the board, chief executive officer, and president will join P&G's Board of Directors and serve as P&G vice chairman - Gillette," Lafley continued.

"This deal creates value for P&G shareholders and provides upside for P&G's sustainable growth prospects," said Clayton C. Daley, P&G's chief financial officer. "Gillette and P&G are well-positioned to manage the integration, deliver revenue and cost synergies and retain strong leadership."

"This marks the realization of an historic next phase of great opportunity for Gillette and also for P&G," said Kilts. "It brings together two companies that are complementary in their strengths, cultures and vision to create the potential for superior sustainable growth."
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"This merger is going to create the greatest consumer products company in the world," said Warren E. Buffett, chairman and CEO of Berkshire Hathaway Inc., Gillette's largest shareholder. "It's a dream deal. To quantify that, I intend to purchase enough shares so that by the time the deal is closed, we will have 100 million shares of P&G." Berkshire Hathaway currently holds 96 million shares of Gillette stock which represents the equivalent of 93.6 million shares of P&G.

Strong Combination

Both companies are built on leadership brands. P&G has 16 billion- dollar brands. Gillette brings five more, creating a portfolio of 21 billion-dollar brands. The combined company will have the #1 global market position in categories representing about two-thirds of total sales.

Both companies have a strong heritage of innovation to delight consumers. In recent years, P&G and Gillette have accelerated their portfolio shift to faster-growing, higher margin, more asset efficient businesses providing greater value for their shareholders.

Both companies have global scale with their products being marketed around the world. Also, both companies have placed a high priority on growth in developing markets. P&G plans to leverage its go-to-market capabilities and strong existing businesses to accelerate the penetration of Gillette brands in developing markets such as China, Russia, Mexico, Turkey and others.

Both companies have complementary expertise in health and personal care. Historically, P&G has had strength in women's personal care with brands such as Olay(R), Always(R), Tampax(R), Cover Girl(R) and Max Factor(R). Gillette has deep knowledge in the men's grooming category with the entire lineup of Gillette and Braun products. The companies also share complementary technology platforms in skin care and particularly in oral care with the Crest(R) and Oral-B franchises.

Raising Sales Growth

This combination of two best-in-class consumer products companies creates a stronger brand portfolio, opportunities for even more innovation, faster sales growth and cost savings synergies. As a result, P&G has raised its annual sales growth target from 4%-6% to 5%-7%. Also, P&G stated the combination provides future upside potential to its double-digit annual earnings growth target.

Financial Background of the Deal

The transaction is valued at approximately $57 billion (USD) based on closing NYSE stock prices of Jan. 27, 2005.

P&G expects to achieve revenue and cost synergies at a present value of about $14 to $16 billion (USD), mainly through the scale of the combined company applied to leveraging P&G's unique organization structure, removing duplicate costs and driving further efficiencies. P&G said it anticipates enrollment reductions of approximately 6,000 employees, or about four percent of the

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combined work force of 140,000. Most of these reductions should come from eliminating management overlaps and consolidation of business support functions.

"We will field the best team possible to lead these new businesses, drawing from both Gillette and P&G management," said Lafley. Specifics related to employee separations will be announced in due course. The company plans to maintain a strong presence in the Boston area.
Forward-Looking Statement

All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) successfully executing, managing and integrating key acquisitions, including (i) the Domination and Profit Transfer Agreement with Wella, and (ii) the Company's agreement to acquire The Gillette Company, including obtaining the related required shareholder and regulatory approvals; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, and other intellectual property matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the success of the Company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt (including debt related to the Company's announced plan to repurchase shares of the Company's stock in connection with the Company's pending acquisition of The Gillette Company), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (10) the ability to stay close to consumers in an era of increased media fragmentation; and (11) the ability to stay on the leading edge of innovation. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Additional Information and Where to Find It

In connection with the proposed merger, The Procter & Gamble Company ("P&G") and The Gillette Company ("Gillette") will file a joint proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and

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security holders may obtain a free copy of the joint proxy statement/prospectus
(when available) and other documents filed by P&G and Gillette with the Commission at the Commission's web site at http://www.sec.gov. Free copies of the joint proxy statement/prospectus, once available, and each company's other filings with the Commission may also be obtained from the respective companies. Free copies of P&G's filings may be obtained by directing a request to The Procter & Gamble Company, Investor Relations, P.O. Box 599, Cincinnati, Ohio 45201-0599. Free copies of Gillette's filings may be obtained by directing a request to The Gillette Company, Investor Relations, Prudential Tower, Boston, Massachusetts, 02199- 8004.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there by any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

P&G, Gillette and their respective directors, executive officers and other members of their management and employees may be soliciting proxies from their respective stockholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of P&G's stockholders under the rules of the Commission is set forth in the Proxy Statement filed by P&G with the Commission on August 27, 2004, and information concerning persons who may be considered participants in the solicitation of Gillette's stockholders under the rules of the Commission is set forth in the Proxy Statement filed by Gillette with the Commission on April 12, 2004.
About Gillette

For more than 100 years, The Gillette Company has transformed innovative ideas into consumer products that engender strong and enduring consumer brand loyalty around the world. Gillette is a leader in male grooming, a category that includes blades, razors and shaving preparations. Gillette also holds a strong position worldwide in selected female grooming products, such as wet shaving products and hair epilation devices. In addition, the Company is the world leader in alkaline batteries and is recognized for its Oral-B in manual and power toothbrushes. The Company employs nearly 30,000 people globally and operates 31 manufacturing plants in 14 countries.

About Procter & Gamble

Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R), Clairol Nice `n Easy(R), Head & Shoulders(R), and Wella. The P&G community consists of almost 110,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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Merrill Lynch & Co. acted as financial advisor and Cadwalader, Wickersham &
Taft, LLP acted as legal counsel to P&G. UBS and Goldman Sachs acted as financial advisor and Davis, Polk & Wardwell acted as legal counsel to Gillette.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Procter & Gamble Company's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.


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